Exhibit 99.1

Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

CORPORATE PARTICIPANTS

Jordan Darrow, Founder, Darrow Associates, Inc.

Dr. Avi Katz, Founding, Managing Partner and Executive Chairman, GigCapital2 Inc.

Dr. Chirinjeev Kathuria, Co-Founder and Co-Chairman, UpHealth Holdings, Inc.

Dr. Ramesh Balakrishnan, Co-Chief Executive Officer, UpHealth Holdings, Inc.

Dr. Al Gatmaitan, Co-Chief Executive Officer, UpHealth Holdings, Inc.

Dr. Mariya Pylypiv, Co-Founder, Vice Chairwoman and Chief Strategy Officer, UpHealth Holdings, Inc.

Martin Beck, Chief Financial Officer, UpHealth Holdings, Inc.

PRESENTATION

Operator

Ladies and gentlemen, good afternoon. At this time, I’d like to welcome everyone to the conference call and webcast discussing the proposed combination between GigCapital2 and UpHealth and Cloudbreak.

Today’s event is being recorded for replay purposes. The audio conference call will be available for one week, and the webcast and corresponding slides will be available on GigCapital2 and UpHealth websites.

I would now like to turn the conference over to Mr. Jordan Darrow of Darrow Associates. Mr. Darrow, please go ahead.

Jordan Darrow

Thank you, and welcome to all.

At the outset, I would just like to note that during the course of this presentation, our Management Team, or other representatives of the Company, may make forward-looking statements regarding future events or the future financial performance of the Company and the business combination. Such statements are predictions only and actual events or results could differ materially from those made in any forward-looking statement due to a number of risks and uncertainties, including assumptions about future events based on current expectations, planned business development efforts, near- and long-term objectives, potential new business, strategies, organization changes, changing markets, marketing efforts, future business performance and outlook. Except as required by law, the Company does not assume any responsibility for updating any forward-looking statement, and the Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

Please also note that financial results presented today reflect continuing operations following the completion of the business combination. Also, where appropriate, we will refer to adjusted or non-GAAP financial measures to evaluate our business.

I would now like to turn the presentation over to Dr. Avi Katz, Founder and Executive Chairman of GigCapital2. Avi, please go ahead.

Dr. Avi Katz

Thank you very much. Good afternoon, ladies and gentlemen, and thank you very much for taking time to join us to hear about the combination of GigCapital2, Inc., New York Stock Exchange GIX, with UpHealth and Cloudbreak, a combination that is transformational, being a global digital healthcare platform and which provides an attractive unique investment opportunity in a rapidly emerging market. We expect this combination to be closed during the first quarter of 2021, and for the Company to start trading on the New York Stock Exchange under the ticker UPH, standing for UpHealth.

I’m Dr. Avi Katz, the Founder and Managing Partner and Executive Chairman of GigCapital2, a $174 million SPAC incepted in June of 2019. I’m delighted to have with me on the call today my partners Dr. Raluca Dinu, the CEO of GigCapital2, and Mr. Neil Miotto, the Chairman of the Audit Committee, as well as the entire extraordinary Management Team of UpHealth.

GigCapital2 is a serial TMT SPAC issuer, launching now GigCapital4, our fourth $250 million SPAC. We’re a group of 15 Silicon Valley-based technologists and global entrepreneur executives, with many years of experience in the business. Our mission is to team up with exceptionally bright entrepreneurs to provide ongoing support to their fast-growing companies in order to become a public company, through our Mentor-Investor trademarked playbook. We commit three to five years’ long-term partnership with the combined company post the combination closing.

We launched each of our SPAC vehicles with the goal of bringing to the U.S. public markets global, high-quality and fast-growing companies that provide game-changing disruptive technology, products and business discontinuities in emerging markets that can better the global inhabitant lives and enhance world-wide equality.

After evaluating hundreds of U.S.-based and global TMT companies in the last couple of years, we met and got absolutely intrigued by the UpHealth Management and their vision. More so, we recognized a significant opportunity in the digital healthcare segment, founded upon a perfect cross-section between the growing global healthcare demand and the digital cloud connectivity platform, which drives a swift transformation toward the one-stop-shop digital healthcare services over the cloud. The integrated solution is launched at the test and data collection point of service, and being analyzed, diagnosed and treated through the global cloud connectivity and advanced information analytical tools at high-quality centers around the world.

This inevitable and nonreversible transformation has been accelerated significantly during the last year, due to the unfortunate COVID-19 pandemic. Yet, we continue to grow rapidly in the following years to come due to the significant patient convenience improvements and the cost advantages offered by the integrated platform.

Before engaging with UpHealth’s Team, GigCapital2 passed on other companies in the same vertical, which did not meet our business, financial, execution and go-to-market screening criteria. UpHealth is the one company that meets all of our engagement criteria; namely:

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

•	It reshapes the healthcare industry throughout the use of the digital and AI technologies to create a solid integrated product scalable platform.

•	It provides an integrated global healthcare platform to address the continuous massive global population growth and their critical health needs.

•

It is one of the very few companies that connects multiple parts of the healthcare demand and services continuum through an advanced technology, while addressing the top fastest growing segments in the industry.

•

It has an exceptionally solid, professional healthcare experienced Management Team, with world-class academic and industrial pedigrees, with entrepreneurial spirit and the discipline of execution, to be deployed in building this dream.

I will now turn the presentation to Dr. Kathuria, the Co-Founder and Co-Chairman of UpHealth, to present the vision of the Company. Chirinjeev, please go ahead.

Dr. Chirinjeev Kathuria

Thanks, Avi. We’re honored and very excited to be working with the entire GigCapital2 team.

The presenters on the call today will be Ramesh Balakrishnan, our Co-Chief Executive Officer, Al Gatmaitan, our Co-Chief Executive Officer, Dr. Mariya Pylypiv, our Vice Chairwoman, Co-Founder and Chief Strategy Officer, and Martin Beck, our Chief Financial Officer.

UpHealth will be the first truly global profitable telehealth public company. We operate and are leaders in the fastest growing areas of digital healthcare, which are global telehealth, integrated care management, digital pharmacy and tech-enabled behavioral health

With that, I would like to turn it over to our two Co-CEOs. Dr. Al Gatmaitan is one of the most accomplished healthcare executives, previously being the COO of the $6.2 billion IU Healthcare system, and Dr. Ramesh Balakrishnan is a serial entrepreneur who has founded and profitably exited from several technology companies, holds a PhD from Stanford, and has built a very successful integrated care management company.

Ramesh, over to you.

Ramesh Balakrishnan

Thank you, Chirinjeev.

There are tremendous opportunities today to affect the health and the lives of individuals and communities, and the healthcare market, which is a global massive $8 trillion market, is broken, fragmented and in great need of change.

What we’re doing at UpHealth is powering the future of digital healthcare. We’re reshaping how the system of care operates. We’re enabling healthier communities and we’re transforming how care delivery takes place, and we do this with innovative technologies and technology-enabled services that simplify and improve the experience of all of the stakeholders and the health systems, patients, providers, payers, governments. We connect advanced intelligence and evidence-based care with the workflows and services needed to transform the system. The result is manageable costs, better outcomes, dramatically improved care experience, and a reduction in the huge disparities in access to healthcare that exists today.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

Al, to you.

Dr. Al Gatmaitan

Thank you.

UpHealth’s unprecedented Unified Global Digital Health Platform is an impressive, well established business today, with revenues of $115 million, rapidly growing to $194 million, with an associated 12% EBITDA, possessing strong assets, such as a growing customer base and infrastructure, such as pharmacy licenses in all 50 states.

UpHealth is focused in four distinct market segments, with a diverse set of partner/customers, representing massive market opportunities.

UpHealth brings an impressive set of attributes, including: an innovative global health platform meeting the needs of a massive market; proven solutions with significant revenue and customer momentum; numerous opportunities to achieve synergistic growth beyond current projections, and an Executive Team confident in their ability to lead in the forefront of reshaping healthcare.

Now, the opportunity.

Dr. Ramesh Balakrishnan

There are many drivers changing the landscape of healthcare today. We have an increasingly aging population, the growing prevalence of chronic illnesses, unsustainable costs, and inequitable access to services. These challenges are not new, but they are accelerating, and accelerating rapidly. When you now layer the impacts of COVID-19 on the many cracks and fissures of the health system, it reaches an especially critical point.

The change we need today needs to go beyond one-off point solutions, such as virtual consults or lifestyle medication. We need a combination of innovative technologies and technology-enabled services integrated with workflows and the core operating systems of payers, providers and patients. This is what UpHealth provides to transform and improve the landscape of the healthcare industry.

We are at an unprecedented, unique time in the market. There is a heightened demand for technology solutions that can improve care delivery and the management of health, and many of these innovations that are needed exist today. COVID-19 has accelerated the demand for telehealth, from 11% of U.S. households in 2019 to 46% this year, and key stakeholders have seen and responded well to the benefits that telemedicine can bring, but they need a more comprehensive integrated solution, and this is what UpHealth focuses on, to power the adoption of digital health solutions well beyond the pandemic crisis.

Our timing could not have been better. We have visionary, but practical, innovators, our technologies have been developed for more than 10 years, and we are meeting the demand for this more comprehensive and advanced digital health solution.

Mariya will now detail how this intersection of our timing and readiness meets the demand and how all of this is translating into revenue growth. Mariya?

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

Dr. Mariya Pylypiv

Thank you, Ramesh.

The digital healthcare industry is evolving rapidly, with multiple new entrants focusing on specific healthcare segments. This graph depicts how UpHealth plays in the healthcare landscape across four large and high-growth digital healthcare markets.

UpHealth, with its unique offering, provides a comprehensive care hub for continuum of care delivery in multiple care settings. Our peers, displayed on this chart, are leaders in their respective fields. They focus on targeted markets and point solutions. UpHealth disrupts the point solution care delivery model and unites point solutions into one ecosystem through an integrated and robust digital health platform. It goes beyond a simple single transaction or patient encounter, for example, a one-time consult or filled prescription, and curates a system of care that enables personalized care delivery via integrated care management that oversees the entire patient experience to deliver better outcomes.

Next slide.

All four UpHealth business lines have been purposefully selected in the fastest growing digital healthcare markets.

•

Our Integrated Care Management Division operates within chronic care management market. Six out of 10 adults in the U.S. have a chronic disease. Four out of 10 have two ore more conditions. This is a very large and fast-growing market, that is expected to grow with a CAGR of 14.5% by 2025, while UpHealth’s Integrated Care Management solutions is growing by 56% annually over the next two years. This growth projection is based on existing contracts and expansion of its scope, or via already signed new agreements that total $50 million.

•

Global Telehealth is expected to growth with a CAGR of 25.2% over the next seven years, while UpHealth’s Global Telemedicine Division is expected to grow 113% over 2021 and 2022. Our growth projections are supported with $80 million in signed contract agreements to deliver services through 2021.

•

Digital Pharmacy is the second largest retail category in the U.S. In the first quarter of 2021, the e-prescriptions are projected to increase 10 times. We have an incredible opportunity to a leader in this space with our extensive digital pharmacy capabilities.

•

Finally, Behavioral Telehealth is a very fast-growing segment within telemedicine, due to its relatively easy conversion from office visits. Our Behavioral Telehealth solution is expected to have strong growth via regional expansion in Florida and Southeast.

Next slide.

The current slide depicts UpHealth’s vision of providing personalized, guided care experience for patients and providers that is frictionless, engaging and easy to use. This experience can only be provided seamlessly via integrated, coordinated care teams that rely on AI data-driven analytics and support. UpHealth has the building blocks to provide that experience to our customers.

Next slide.

So far, we have focused on describing each service line and tremendous growth that we will realize in the near future within each of those business lines. However, the main goal of UpHealth is to provide a comprehensive, person-centric, one-stop solution for individual care needs. We want to be the first place that comes to mind for an individual looking for healthcare services.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

We’ve structured UpHealth in a way that provides a multitude of synergies across business lines, that we have not accounted for in our projections. Some obvious synergies are:

•	Our Digital Pharmacy to be the pharmacy of choice for our Global Telemedicine, Chronic Care Management and Behavioral Health business solutions.

•	We are already in the process of cross-selling opportunities with our Behavioral Team and adding it as an additional capability for our chronic care and global telemedicine clients.

•	There is a tremendous opportunity for Chronic Care business line by penetration of Global Telemedicine customer base, and vice versa.

•	Finally, our Behavioral Telehealth is currently working with an AI platform from our Global Telemedicine to develop a customizable system that could be licensed throughout the U.S.

UpHealth’s platform has numerous synergies that are currently being implemented and we look forward to showcasing it as a bundled solution to our clients.

Next slide, Al will describe our vision.

Dr. Al Gatmaitan

UpHealth simplifies how providers care for patients, putting a full-care continuum at their fingertips 24/7, and enabling local healthcare systems to build their integrated digital health strategy from a single point of entry, like an iPad or personal phone.

We understand our partner/customers are at different points on the spectrum of digital transformation. UpHealth meets them where they are on their transformation journey, reshaping care delivery every step, paying particular attention to reshaping existing workflows internally and across multiple stakeholders. We believe no other offering makes accessible to the market such a range of technologies and services today, while moving rapidly into a unified future.

A look into our platform reveals that UpHealth today powerfully reshapes care delivery in the four target markets with best-in-class solutions that are designed to integrate well with the needs of major end user customers. The union of these solutions with UpHealth offers end user customers much more than one point-to-point solution, but a marketplace of solutions they can choose from that best serve their transformation needs. The union will lead to a comprehensive platform that will knit all the capabilities into one desired experience.

So, taking each set of technologies and tech-enabled services individually, we start with Integrated Care Management. Anchored by Thrasys, it hosts SyntraNet, a state-of-the-art architecture that integrates and organizes information across provider, plan, local and other data sources. It uses advanced analytics with predictive models and workflow applications to both connect and inform community and clinical teams in their efforts to manage the health of chronic and complex populations. Thrasys has reinvested over $100 million of customer revenue to develop its innovative SyntraNet platform. We plan to add at least 40 million lives served to UpHealth in the next years to support global initiatives to transform healthcare.

The domestic telehealth business is anchored by Cloudbreak. Originally developed as the premier virtual language service, today it is a leading unified telemedicine platform, performing more than 100,000

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

encounters per month on over 14,000 video endpoints at over 1,800 healthcare venues nationwide. One of the largest installed bases in the nation, Cloudbreak simplifies how providers care for patients, putting a full-care continuum at their fingertips 24/7, and enabling local healthcare systems to build their integrated telemedicine strategy.

The Global Telemedicine business is anchored by Glocal. Remarkably, Glocal has solved for how to deliver comprehensive primary care and specialty consultations for a fraction of the cost today, opening access to care for individuals around the globe. Glocal uses it award-winning technology architecture and reimagined onsite digital dispensaries, or clinics, to deliver highly effective care that can serve vulnerable rural and dense urban centers, while also meeting the needs of more affluent communities. Also important is its ability to rapidly and efficiently scale. Projected number of virtual visits and onsite encounters in India alone will exceed the volume of activity at the largest U.S. virtual consult companies. These solutions have been recognized as the most innovative technologies, meeting the sustainable development goals of the U.N.

The ePharmacy business is anchored by MedQuest, which has created the most feature-rich, highest quality and deepest capacity of any ePharmacy today, capable of delivering compounded and legend drugs, serving as either retail or behind-the-scenes fulfillment center, a personalized medication administration partner with prescribers, and as a lifestyle wellness direct-to-the-consumer offering. Having invested more than $100 million in building capacity, it is poised for efficient growth, with new capital to be directed to expanding its prescriber base.

Finally, our Behavioral Health business is anchored by BHS and Transformations, two high-quality, evidence-based behavioral health and substance use providers rapidly innovating in the virtual care space, physical-led clinical models that have proven successful in networking with a growing panel of providers, which is critically important in the largely underserved and understaffed field of mental health. They are positioned to leverage the technology solutions found in the other divisions to reshape how behavioral and substance abuse care is delivered in the future.

UpHealth’s combined set of services and capabilities address many needs for patients, health systems and payers unmet by limited point solutions. The patient will value a more convenient care experience, plus their entire care story in one place, enabling whole-person care. For the health system, they are presented with the entire picture of care, coordination across the system, plus the entire ecosystem of post-acute and community setting, enabling team-based care. The payer realizes a comprehensive suite of digital services and a bridge platform between their claims processing systems and the broader ecosystem, the connectivity and intelligence needed for effective management of members’ costs and outcomes. We bring value to all, perhaps most importantly, by bridging healthcare disparities, especially impacting the access to care gap between vulnerable and affluent communities across the globe. We align very well with the U.N. 2030 sustainability goals related to good health and wellness, as well as on healthcare’s carbon footprint.

Our partner/customers span across 1,800 U.S. hospitals. In addition, we serve the largest public health plan in the nation, thousands of physicians and post-acute sites, as well as a fast-growing multinational customer list.

While we have several centers of operation, we really operate without boundaries. Our highly scalable platform and infrastructure leads to an exceptionally large footprint, nationally and internationally. The fire is lit internationally, as agreements in the pipeline for 2020 and 2021 will dramatically expand our reach, making UpHealth a market leader in global primary care and specialty consultations. Domestically, we have the required infrastructure, such as pharmacy licenses in all 50 states, along with an established customer base spanning from coast to coast.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

Now, Martin will detail our financial overview.

Martin Beck

Thanks very much, Al, and good afternoon.

UpHealth is a company that today possesses geographic reach, scale and profitability, with 2020 estimated revenues of approximately $115 million and EBITDA of over $13 million. UpHealth expects profitable growth, in both our international and domestic markets, to drive revenue to over $190 million and EBITDA to $24 million in 2021, and for operating leverage within the businesses to support meaningful margin expansion in 2022. It is important to note that we have strong visibility into our projections, as approximately 69% of our $80 million in growth in 2020 to 2021 will come from already executed contracts. Finally, we will generate a significant amount of free cash flow as a result of the relatively modest Capex and working requirements of the business segments, and this free cash flow will be reinvested to finance continued synergistic growth.

Next page.

UpHealth is a well-diversified platform, with revenues and EBITDA distributed fairly evenly across Global Telehealth, Integrated Care Management, Digital Pharmacy and Behavioral Health. Strong revenue growth at UpHealth, partially as a result of access to new growth capital, will be largely driven by the rollout of executed contracts and the expansion of volumes under those and other existing contracts. Our revenue growth will be accompanied by margin expansion, particularly in 2022. In 2021, margins will remain consistent with historical levels as investment is made in sales, marketing and product development initiatives to drive growth. One can see the impact of this growth and the operating leverage embedded in the businesses in our EBITDA margins in 2022, which we expect to reach approximately 20%. I should note that, to be conservative, our projections do not include revenue or cost synergies, though we are confident that material opportunities exist in both those areas.

Next, we show the contribution, by business segment, to UpHealth’s revenue growth in 2020 to 2021, where we expect our Global Telehealth business to contribute approximately $47 million, or 59%, of revenue growth into 2021. As we’ve discussed, nearly 70% of our projected revenue growth will come from the rollout of executed contracts and from volume growth in existing contracts in our Global Telehealth and Integrated Care Management segments.

Next page.

The growth in UpHealth’s contracted revenue will come from both our international and domestic markets, with the majority of total revenue growth expected in the United States. Growth in contracted revenue will be complemented by growth in existing services, such as Behavioral Health, and by growth from the introduction of new products and services, including those in our Digital Pharmacy business.

Al, back to you.

Dr. Al Gatmaitan

UpHealth is led by a team of industry exports, innovators with deep technical knowledge of products and workflows, coupled with organization knowledge relative to achieving high performance at scale.

•	Introducing Ramesh Balakrishnan, our Co-CEO. Ramesh also serves as CEO of Thrasys. Ramesh is a serial entrepreneur who has founded and led several profitable technology companies.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

•

Sabahat Azim serves as our CEO for international business. Dr. Azim is currently the Chief Executive Officer and Founder of Glocal Healthcare Systems, a visionary innovator obsessed with using technology to reshape care delivery.

•

Martin Beck serves as CFO, also serving as the Chairman of Transformations. An experienced financial professional, Martin originated and led the acquisition of the Company by an investor group in 2019.

•

Mariya Pylypiv serves as Chief Strategy and Investment Officer. She has served as an investor banker and corporate development associate for a top-tier accounting firm, as well as serves on advisory boards for companies in digital health, drone, and investment management end markets.

•	Jamey Edwards serves as Chief Operating Officer. Jamey is CEO and Co-Founder of Cloudbreak Health, an innovative company, previously highlighted.

•

Jeffery Bray serves as Chief of Legislative and Regulatory Affairs, currently CEO of Innovations Group, Inc., and MedQuest Pharmacy. Jeffery has cultivated a tremendous relationship with both the FDA and Congress, and has become a leading voice for the compounded pharmaceutical industry.

•

Bobby Kathuria serves as Acting Chief Medical Officer. Dr. Kathuria holds licenses in numerous states across the nation and is board-certified in internal medicine. Dr. Kathuria is a Treasurer and Acting CFO at Ocean Biomedical, as well as Treasurer for New Generation Power International.

•

Nashina Asaria serves as Chief Product Officer, currently a Board member and Chief Product Officer for Cloudbreak Health. She has vast experience in product marketing and management, UI design, software engineering, implementation and customer experience.

•

Azfar Malik serves as President of Behavioral Health. Dr. Malik is an experienced leader in both business and clinical affairs. He has served as Founder, President and Chief Medical Officer for a range of behavioral health services, including facility and clinic operations, as well as professional medical groups. Dr. Malik also serves as an Associate Clinical Professor in the Psychiatry Department at St. Louis University Health Science Center.

•

I have the honor to serve as Co-CEO and President. I have served as a healthcare executive for over 34 years, most recently as Chief Operating Officer of IU Health, a nationally recognized health system with over $6 billion of annual revenues.

What I am most impressed by our team is a shared vision for healthcare. Our team includes visionaries who started many years ago not just imagining the future of healthcare, but putting it into reality. I believe we are ideally prepared to lead UpHealth during its rapid growth, while continuing to innovate and reshape healthcare delivery.

Additional details regarding the credentials and experience of each follows in the next few slides.

Let’s turn our attention to governance. Led by our Co-Chairs, Dr. Kathuria and Dr. Katz, the Board will have professionally qualified independent directors to provide strategic guidance and oversight. Each company CEO/President will remain focused on leading their respective companies, as well as providing company-wide guidance via the UpHealth Executive Council. Key corporate services, such as Finance, People Management and Technology, will align under the Executive Council.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

With respect to company valuation, Mariya will now guide our presentation.

Dr. Mariya Pylypiv

Thank you, Al.

When comparing UpHealth to our peers, it is important to use various quantifiable metrics. On this slide, I would like to focus your attention to revenue growth and EBITDA margins of our well-known digital healthcare peers. As you can see, the peer group median for 2021 revenue growth is around 40%. UpHealth is expected to grow 69% during 2021. We have high visibility and confidence in reaching those numbers, as we have described earlier. UpHealth has a strong EBITDA margin profile, well above the peer mean, with only GoodRx displaying stronger margins. The combined company has projected EBITDA margins of 12.4%, relative to a group average of negative 2.9%.

Next slide, please.

When we look at the revenue multiple charts, the current valuation of UpHealth places it at an average 42% discount to its peers on a revenue multiple basis.

Next slide.

UpHealth has enormous opportunity to trade up, based on peer performance. The UpHealth enterprise value is currently well below the peer mean of 12 times of 2021 revenue multiple. On the bottom of the slide, the charts depict the trade up analysis across the peer group. The analysis shows that the enterprise value, on average, grew 2.7 times since the IPO, and that the forward revenue multiple grew, on average, 1.7 times across the peer group. Right now, UpHealth provides an excellent opportunity for investors to realize a strong growth potential, and it is currently priced at an attractive valuation versus its peers.

Next, Dr. Katz will describe the transaction details. Dr. Katz?

Dr. Avi Katz

Thank you very much, Mariya.

Slide 45 reflects the transaction primary and the performance structure.

We expect to close and trade on the New York Stock Exchange as UPH, U-P-H, and the combination to be announced during the first quarter of 2021.

On a fully diluted basis, the $1.5 billion valuation represents about 6.9x of the 2021 projected revenue, a very attractive pricing opportunity in a pioneering company in the digital health industry. We plan to secure more than $150 million cash through the combination of fresh funding and trust proceeds into the Company’s balance sheet at closing. About $90 million is required on closing to fund the business combination expenses, some debt payments and some sellers notes, that represent about 8% of the Company’s enterprise value, while more than 90% of the equity value of all owners and investors is rolling over into the combined company.

The business combination has standard terms, where the pro forma combined company will be owned 75% by the current owners, about 12% by the SPAC shareholders, and about 9% by the new PIPE investors. Sequoia, Kayne Anderson and Columbia Capital are just a few of the names of the financial investors that supported the combined companies over the many years since inception.

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Darrow Associates, Inc. – GigCapital2 and UpHealth Proposed Transaction Joint Conference Call and Webcast, November 23, 2020

In light of the expected enhanced financial performance of UpHealth, which is already profitable in 2020, we believe that the proposed valuation represents an incredibly attractive valuation entry point, and with significant apparent upside, the Company has already proved its advanced business execution, being superior to many of the other telemedicine companies in the market. Indeed, UpHealth is a strong company, has in place the pillars of success to drive solid financials that result in a great investment opportunity, and we hope to see you all joining us on this journey.

With this, I’d like now to turn the stage to Dr. Kathuria for final comments and summary. Please go ahead.

Dr. Chirinjeev Kathuria

Thanks, Avi.

UpHealth really represents an integrated global platform serving four massive digital health markets. It’s a rare financial profile, with exceptional visibility into future growth. There is substantial opportunity to drive untapped organic and synergistic value. The Executive Team has demonstrated operational, financial and technical expertise. It has attractive valuation benchmarks relative to digital health peers.

With that, I’d like to turn it over to Al to end the presentation. Al?

Dr. Al Gatmaitan

Thank you, Chirinjeev. You have wonderfully summarized our vision and investment thesis as a profitable and fast-growing digital health pioneer.

We are truly excited to have positioned UpHealth as the only publicly traded global digital healthcare company of scale offering a unique and fundamentally different model of care that reshapes healthcare delivery, instead of simply repackaging a single service or medical specialty. The business combination we announced today should strengthen our ability deliver unprecedented integrated healthcare solutions, while providing significant value generation for shareholders of both companies.

There is far more information available to investors within the SEC filings, which can be found through the GigCapital2 website, and you may also read more about UpHealth at www.uphealthinc.com.

We look forward to keeping everyone updated on our progress as both companies work toward a successful closing next year.

On behalf of our expanding global Leadership Team, I would like to conclude today’s event by thanking you for listening to our story. We look forward to you joining our journey as a driving force in digital healthcare, when we commence trading on the New York Stock Exchange under ticker symbol UPH.

Thank you, again, stay safe, and good evening.

Operator

Ladies and gentlemen, thank you for your participation. This conclude today’s conference call. You may disconnect your lines at this time.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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